    As Filed With The Securities and Exchange Commission on August 4, 2000
                                                Registration No. 333-___________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               _________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ________________

                          LOCKHEED MARTIN CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

       Maryland                                               52-1893632
 (State or Other Jurisdiction of                            (I.R.S. Employer
  Incorporation or Organization)                          Identification Number)

                             6801 Rockledge Drive
                           Bethesda, Maryland 20817
                                (301) 897-6000
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                             Frank H. Menaker, Jr.
                                Marian S. Block
                          Lockheed Martin Corporation
                             6801 Rockledge Drive
                           Bethesda, Maryland 20817
                                (301) 897-6000
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                                  Copies to:
                               David A. Gibbons
                                King & Spalding
                         1730 Pennsylvania Ave., N.W.
                            Washington, D.C. 20006
                                (202) 737-0500

                                _______________

  Approximate date of commencement of proposed sale to the public: From time to time following the effective date of this registration statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


----------------------------------------------------------------------------------------------------
CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
                                           PROPOSED
TITLE OF EACH CLASS                        MAXIMUM              PROPOSED MAXIMUM        AMOUNT OF
OF SECURITIES TO       AMOUNT TO BE        OFFERING PRICE       AGGREGATE OFFERING      REGISTRATION
BE REGISTERED          REGISTERED          PER UNIT (1)         PRICE (1)               FEE (2)
----------------------------------------------------------------------------------------------------
Common Stock, par
value $1.00 per        1,000,000           $27.96875            $27,968,750             $7,384
share
----------------------------------------------------------------------------------------------------

_________
(1) Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average high and low prices of the common stock, as reported by the New York Stock Exchange on July 31, 2000.
(2) Pursuant to Rule 429, the Prospectus filed as part of this Registration Statement also relates to the remaining unsold principal amount of Lockheed Martin common stock, if any, previously registered under a Form S-3 Registration Statement (File No. 33-58067). A filing fee was previously paid with respect to these shares.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

This information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION DATED AUGUST 4, 2000


PROSPECTUS


                           [LOGO OF LOCKHEED MARTIN]

                         LOCKHEED MARTIN DIRECT INVEST

     Lockheed Martin Corporation is pleased to offer you the opportunity to participate in Lockheed Martin Direct Invest, a convenient direct stock purchase and dividend reinvestment program available for new investors to make an initial investment in Lockheed Martin common stock and for existing stockholders to increase their holdings of Lockheed Martin common stock.

Program highlights include:

  . Purchasing Lockheed Martin common stock without paying fees or brokerage commissions

  .  Reinvesting dividends automatically at no cost

  . Buying additional shares of Lockheed Martin common stock by check or automatic deduction from your bank account

  .  Transferring and selling shares of Lockheed Martin common stock easily

     This prospectus relates to 3,000,000 shares of Lockheed Martin common stock, par value $1.00 per share, to be offered for purchase under the program. Lockheed Martin common stock is listed on the New York Stock Exchange under the trading symbol "LMT."

     Please read this prospectus carefully and keep it and all account statements for future reference. If you have any questions about the program, please call First Chicago Trust Company of New York, a division of EquiServe Trust Company, N.A. ("Equiserve"), the program administrator, toll-free at 1-800-446-2617, 24 hours a day, seven days a week. Customer service representatives are available between the hours of 8:30 A.M. and 7:00 P.M. Eastern time, Monday through Friday.

     The shares of Lockheed Martin common stock being offered are not insured or protected by any governmental agency, and involve investment risk, including the possible loss of principal. The payment of dividends by Lockheed Martin is discretionary and dividend payments may increase, decrease or be eliminated altogether at the discretion of Lockheed Martin's Board of Directors.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

     This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state or country where the offer or sale is not permitted. To the extent required by applicable law in certain jurisdictions, shares offered through the program are offered only through a registered broker-dealer in those jurisdictions.

                            _______________________

               The date of this Prospectus is            , 2000.

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
Lockheed Martin Corporation.........................................................................................    2
Forward-Looking Statements..........................................................................................    3
Information About The Program.......................................................................................    4
     1.   What is Lockheed Martin Direct Invest?....................................................................    4
     2.   What options are available under the program?.............................................................    4
     3.   Who is eligible to participate in Lockheed Martin Direct Invest?..........................................    5
     4.   How does a Lockheed Martin stockholder enroll in the program?.............................................    5
     5.   I already own shares, but they are held by my bank or broker and registered in "street name."
          Can I use those shares to participate in the program?                                                         5
     6.   I am not currently a Lockheed Martin stockholder.  How do I enroll in Lockheed Martin Direct Invest?......    5
     7.   Are there costs associated with participation?............................................................    6
     8.   What are the dividend reinvestment options?...............................................................    6
     9.   How do I make an additional investment?...................................................................    6
     10.  What are the minimum and maximum amounts for additional investments?......................................    7
     11.  What is the source of Lockheed Martin common stock purchased through the program?.........................    7
     12.  When will shares be purchased under the program?..........................................................    8
     13.  At what price will shares be purchased?...................................................................    8
     14.  Will fractional shares be purchased?......................................................................    9
     15.  How are payments with "insufficient funds" handled?.......................................................    9
     16.  Will interest be paid on the program accounts?............................................................    9
     17.  Who will hold the additional shares purchased through Lockheed Martin Direct Invest?......................    9
     18.  How may I receive a stock certificate?....................................................................    9
     19.  May I add my certificate shares of Lockheed Martin common stock to my Lockheed Martin Direct
          Invest account for safekeeping?...........................................................................   10
     20.  How may I sell shares I hold through Lockheed Martin Direct Invest?.......................................   11
     21.  Can I transfer shares that I hold in the program to someone else?.........................................   11
     22.  I've just moved.  How can I request a change of address or update other personal data?....................   11
     23.  How may I change my dividend reinvestment option or discontinue reinvesting my dividends?.................   11
     24.  May I receive dividend payments by direct deposit?........................................................   12
     25.  Who administers Lockheed Martin Direct Invest?  How do I contact them?....................................   12
     26.  What reports will I receive?..............................................................................   13
     27.  What if Lockheed Martin issues a stock dividend or declares a stock split?................................   13
     28.  How do I vote my program shares at stockholders' meetings?................................................   13
     29.  Can Lockheed Martin Direct Invest be changed?.............................................................   13
     30.  What are the responsibilities of Lockheed Martin and EquiServe under the program?.........................   13
     31.  What are the federal income tax consequences of participating in the program?.............................   14
Where You Can Find More Information.................................................................................   15
Use of Proceeds.....................................................................................................   16
Legal Opinions......................................................................................................   16
Experts  ...........................................................................................................   16

                          LOCKHEED MARTIN CORPORATION

          Lockheed Martin is a highly diversified global enterprise principally engaged in the conception, research, design, development, manufacture, integration and operation of advanced technology systems, products and services.

          We operate through four principal business areas:

          . Systems Integration - Includes missiles and fire control, naval electronics and surveillance systems, platform integration, aerospace electronics, and command, control, communications, computers and intelligence (C4I) lines of business;

          . Space Systems - Includes space launch, commercial and government satellites, and strategic missiles lines of business;

          . Aeronautical Systems - Includes tactical aircraft, airlift and aeronautical research, and development lines of business; and

          . Technology Services - Includes federal technology services line of business.

          All other operations are grouped in our Corporate and Other segment, which includes Lockheed Martin Global Telecommunications, Inc., which has operational responsibility for our ownership of COMSAT Corporation, and certain other joint ventures and businesses.

          Our principal executive offices are located at 6801 Rockledge Drive, Bethesda, Maryland 20817 and our telephone number is (301) 897-6000.

                          FORWARD-LOOKING STATEMENTS

          We make statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements under federal securities laws. The words "believe," "estimate," "anticipate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements.

          All forward-looking statements involve risks, uncertainties and factors, including statements and assumptions with respect to future revenues, program performance and cash flows, the outcome of contingencies including litigation and environmental remediation, and anticipated costs of capital investments and planned dispositions. These risks, uncertainties and factors include:

          . the ability to achieve or quantify savings for our customers or ourselves as a result of our reorganization efforts, including in our business area streamlining and staff reductions, or in our global cost-cutting program;

          .    customer changes in short-range and long-range programs;

          .    product performance;

          . our ability to grow earnings and generate cash flow in accordance with our beliefs;

          . risks inherent in designing and implementing innovative advanced technology;

          .    our performance under existing government awards and contracts;

          .    government import and export policies;

          .    termination of government contracts;

          . our ability to identify and negotiate strategic alliances or joint ventures to pursue various business opportunities;

          .    difficulties during space launches;

          . the ability to obtain or the timing of obtaining future government awards;

          .    the availability of government funding and customer requirements;

          . economic conditions, competitive environment, domestic and international business and political conditions;

          .    timing of awards and contracts;

          .    timing and customer acceptance of product delivery and launches;
               and

          . the outcome of contingencies, including completion of any acquisitions and divestitures, litigation and environmental remediation, and program performance.

          These are only some of the numerous factors which may affect the forward-looking statements in this prospectus. Caution should be taken not to place undue reliance on forward-looking statements, since the statements speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Additional information concerning the risks and uncertainties listed above and other factors you may wish to consider are set forth from time to time in our filings with the Securities and Exchange Commission. To obtain a copy of our SEC filings, see "Where You Can Find More Information."

                         INFORMATION ABOUT THE PROGRAM

          The following questions and answers explain and constitute the governing document for Lockheed Martin Direct Invest. Lockheed Martin Direct Invest amends and replaces the Lockheed Martin Dividend Reinvestment and Stock Purchase Plan.

1.        What is Lockheed Martin Direct Invest?

          Lockheed Martin Direct Invest is a convenient direct stock purchase and dividend reinvestment program available for new investors to make an initial investment in Lockheed Martin common stock and for existing stockholders to increase their holdings of Lockheed Martin common stock. Participants in the program may elect to have dividends automatically reinvested in Lockheed Martin common stock and/or to make optional cash investments through our program administrator, EquiServe.

          Participation in Lockheed Martin Direct Invest is entirely voluntary and we give no advice regarding your decision to join the program. However, if you decide to participate in this program, an enrollment form and reply envelope are enclosed for your convenience. Enrollment forms are also available by contacting EquiServe at the address listed in Question 25.

2.        What options are available under the program?

          Lockheed Martin Direct Invest allows participants to:

          . open a program account with an initial investment of as little as $250 by check, or by authorizing automatic deductions from a U.S. bank account;

          . have all or part of your Lockheed Martin common stock dividends automatically reinvested at no cost in additional shares of Lockheed Martin common stock;

          . increase your holdings of Lockheed Martin common stock under the program by making additional investments of as little as $50, including the option to make automatic purchases by authorizing deductions from a U.S. bank account;

          . purchase Lockheed Martin common stock in whole dollar amounts, rather than a specific quantity of shares, with the appropriate number of full and fractional shares credited to your Lockheed Martin Direct Invest account;

          . make gifts of stock to family members and others at no charge by transferring Lockheed Martin common stock to another account, new or old, or by making an initial investment;

          . deposit common stock certificates in the program's share safekeeping feature and have your ownership of common stock maintained on EquiServe's records in book-entry form; and

          . receive regular statements indicating activity in your program account.

          Please refer to Question 8 for additional information regarding dividend reinvestment options and Question 9 for further information regarding the methods of making additional cash investments.

          Please retain all account statements for your records. The statements contain important tax and other information.

3.        Who is eligible to participate in Lockheed Martin Direct Invest?

          All U.S. citizens are eligible to participate in Lockheed Martin Direct Invest, whether or not they are currently stockholders of Lockheed Martin.

          If you are not a U.S. citizen, you can participate in Lockheed Martin Direct Invest, provided there are not any laws or governmental regulations that would prohibit you from participating or laws or governmental regulations that would affect the terms of Lockheed Martin Direct Invest. Lockheed Martin reserves the right to terminate participation of any stockholder if it deems it advisable under any foreign laws or regulations. All program funds must be in U.S. funds and drawn on a U.S. bank. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. Please contact your local bank for details on how to make the transaction.

4.        How does a Lockheed Martin stockholder enroll in the program?

          If you are already a Lockheed Martin stockholder of record (that is, if you own shares that are registered in your name, not your broker's) but you are not enrolled in Lockheed Martin Direct Invest, you may enroll in the program simply by completing and returning the enclosed enrollment authorization form to EquiServe or by calling EquiServe directly at 1-800-446-2617. You may obtain additional enrollment authorization forms at any time upon request to EquiServe.

5. I already own shares, but they are held by my bank or broker and registered in "street name." Can I use those shares to participate in the program?

          Yes. To become a participant, you may choose from among the following three options:

          . If your shares of Lockheed Martin common stock are registered in the name of a bank, broker or other nominee, you may arrange for that bank, broker or nominee to register at least one share directly in your name in order to become eligible to participate in Lockheed Martin Direct Invest. Once at least one share is registered in your name, you can complete an enrollment authorization form as described in Question 4.

          . If your shares of Lockheed Martin common stock are registered in the name of a bank, broker or other nominee, you may make arrangements to have your bank, broker or nominee participate in Lockheed Martin Direct Invest on your behalf. To do so, your bank, broker or nominee must sign and return either the enrollment authorization form or a Broker and Nominee Authorization Form.

          . You may enroll in the program in the same manner as someone who is not currently a Lockheed Martin stockholder, as described in Question 6.

6. I am not currently a Lockheed Martin stockholder. How do I enroll in Lockheed Martin Direct Invest?

          If you do not currently own any Lockheed Martin common stock and you wish to become a stockholder and a participant in Lockheed Martin Direct Invest, you may enroll in the program by completing an initial investment form and making an initial investment of at least $250 but no more than $10,000. To make your initial investment, you may either:

          . include with your initial investment form, a check, money order or bank draft made payable to "EquiServe - Lockheed Martin" in an amount equal to at least $250; or

          . authorize automatic deductions of $50 per transaction from a U.S. bank account for at least five consecutive purchases. Automatic deductions will continue indefinitely, beyond the initial five purchases, until you notify EquiServe by telephone or in writing that the automatic deductions are to stop. An authorization form for automatic deductions is included on the reverse side of the initial investment form.

7.        Are there costs associated with participation?

          You will incur no fees or brokerage commissions for purchases you make under Lockheed Martin Direct Invest. Lockheed Martin will pay all costs of purchases of the shares and administration of the program. If you instruct EquiServe to sell some or all of your shares, you will be charged a service fee of $10 per sale, plus a brokerage commission of $0.12 for each share sold.

8.        What are the dividend reinvestment options?

          As a participant in the program, you may elect to reinvest all, part or none of the dividends on your Lockheed Martin common stock for the purchase of additional shares. The options available to you are as follows:

          . Full Dividend Reinvestment. If you select this option, EquiServe will apply all of your dividends on all Lockheed Martin common stock registered in your name toward the purchase of more shares of Lockheed Martin common stock.

          . Partial Dividend Reinvestment. If you select this option, EquiServe will pay you dividends in cash on the number of shares of Lockheed Martin common stock that you specify on your enrollment form and apply the balance of your dividends toward the purchase of more shares of Lockheed Martin common stock.

          . Cash Payments Only (No Dividend Reinvestment). If you select this option, your dividends will not be reinvested. Instead, you will receive payment by check or automatic deposit (at your option) for all of your cash dividends.

          EquiServe will continue to reinvest your dividends as you have indicated on your enrollment form until you specify otherwise. You may change your election at any time by either completing and submitting a new enrollment form or by contacting EquiServe directly at 1-800-446-2617. No matter which reinvestment option you have selected, you may make optional cash investments as described in Question 9.

9.        How do I make an additional investment?

          You may make optional cash investments by choosing among the following two options:

          . Check Investment. You may make optional cash investments in Lockheed Martin common stock by sending to EquiServe a check, money order or bank draft for the purchase of additional shares. The check, money order or bank draft must be made payable to "EquiServe - Lockheed Martin" in U.S. dollars and drawn on a U.S. bank. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. EquiServe will not accept third party checks. All checks, money orders and bank drafts should be sent to EquiServe at the address listed on the tear-off form section attached to each account statement you receive, or if making an investment when enrolling, with your enrollment form.

          . Automatic Investment from a Bank Account. As an alternative to sending checks, money orders and bank drafts for optional cash investments, you may elect to have funds automatically withdrawn from your checking or savings account at a U.S. bank. You may elect the automatic deduction option by completing and signing an authorization form for automatic deductions and returning this form to EquiServe, together with a voided blank check or savings account deposit slip for the bank account from which the funds are to be withdrawn. Additional authorization forms are available through EquiServe. Your authorization form for automatic deductions will be processed and will become effective as promptly as practicable. However, you should allow four to six weeks for the first investment to be initiated using this automatic deduction feature. Once automatic deductions begin, funds will be withdrawn from your bank account on either the first or fifteenth day of each month, or both (at your option), or the next business day if either of those days is not a business day. Those funds normally will be invested within five business days. You may change the amount of money or terminate automatic deductions by either calling EquiServe directly at 1-800-446-2617 or completing and submitting to EquiServe a new authorization form for automatic deductions. To be effective for a particular investment date, EquiServe must receive your new instructions at least six business days before the investment date. See Question 12 for information regarding investment dates.

10.       What are the minimum and maximum amounts for additional investments?

          In addition to increasing your holdings of Lockheed Martin common stock through the reinvestment of dividends, you may make optional cash investments in Lockheed Martin common stock at any time. Your optional cash investment must be at least $50. There is no limit on the total dollar amount of optional cash investments you may make in any calendar year. Whether participating through the use of a check, money order or bank draft, or through the automatic deduction feature, the $50 minimum per transaction applies. If you are not a Lockheed Martin stockholder and are a first-time investor in the program, your initial investment must be for at least $250 and cannot exceed $10,000. See Question 6 for additional information regarding an initial investment.

          Optional cash investments will be returned to you upon your request provided that EquiServe receives your request at least two business days prior to the investment date.

11. What is the source of Lockheed Martin common stock purchased through the program?

          At Lockheed Martin's option, shares may be purchased in the open market through a registered broker-dealer or directly from Lockheed Martin. Share purchases in the open market may be made on any stock exchange where Lockheed Martin common stock is traded or by negotiated transactions on terms as EquiServe may reasonably determine. Neither Lockheed Martin nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

12.       When will shares be purchased under the program?

          General. Direct purchases from Lockheed Martin of authorized but unissued shares of Lockheed Martin common stock will be made on the relevant "investment date." Purchases on the open market will begin on the investment date and will be completed no later than 30 days from such date, except where completion at a later date is necessary or advisable under any applicable federal securities laws.

          Optional Cash Investments. EquiServe will normally invest any initial and additional cash investments by check, money order or bank draft, or by automatic deductions from a U.S. bank account, towards the purchase of Lockheed Martin common stock no later than five business days after receipt of the investment. EquiServe will determine the actual investment date for initial and additional cash investments.

          Dividend Reinvestments. The investment date for reinvested cash dividends will be the dividend payment date. If the investment date falls on a date when the New York Stock Exchange is closed, the investment date will be the next day that the New York Stock Exchange is open. If EquiServe receives your enrollment form requesting reinvestment of dividends on or before the record date established for a particular dividend, reinvestment will commence with that dividend. Dividend record dates for dividends which may be declared on Lockheed Martin common stock and the related payment dates are anticipated to be as follows for the remainder of 2000 and the first two quarters of 2001:

        Record Date (date by which              Payment Date (date:on which
         enrollment form must be               dividend will be reinvested):
                received):
     ------------------------------------------------------------------------
            September 1, 2000                        September 29, 2000
             December 1, 2000                        December 29, 2000
              March 1, 2001                            March 30, 2001
               June 1, 2001                            June 29, 2001

It is anticipated that record dates and payment dates for dividends which Lockheed Martin may declare in the future will be at approximately the same times of the year as listed above. If your enrollment form is received after the record date for a particular dividend, the reinvestment of dividends will begin on the dividend payment date following the next record date if you are a participant in Lockheed Martin Direct Invest.

13.       At what price will shares be purchased?

          For shares purchased on the open market, the price will be the weighted average of the purchase price of all shares purchased for the program for that investment date.

          For shares purchased directly from Lockheed Martin, the price will be the average of the high and low sales prices of the common stock as reported in the New York Stock Exchange Composite Transactions for that investment date. If no trading in Lockheed Martin common stock occurs on the New York Stock Exchange for that date, we will determine your price per share on the basis of market quotations as we deem appropriate.

14.       Will fractional shares be purchased?

          Yes. If any dividend or optional cash investment is not sufficient to purchase a whole share of Lockheed Martin common stock, a fractional share equivalent will be credited to your account. All fractional shares are rounded to three decimal places.

15.       How are payments with "insufficient funds" handled?

          In the event that any check or other deposit is returned unpaid for any reason, or your predesignated U.S. bank account does not have sufficient funds for an automatic debit, EquiServe will consider the request for investment of that purchase null and void and will immediately remove from your account any shares already purchased in anticipation of receiving those funds. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, EquiServe may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $20 fee for any check or other deposit that is returned unpaid by your bank and for any failed automatic deduction from your predesignated U.S. bank account. This fee will be collected by EquiServe through the sale of the number of shares from your Lockheed Martin Direct Invest account necessary to satisfy the fee.

16.       Will interest be paid on the program accounts?

          No.  Interest will not be paid on amounts held pending investment.

17. Who will hold the additional shares purchased through Lockheed Martin Direct Invest?

          Shares purchased through Lockheed Martin Direct Invest are credited in book-entry form to your account on EquiServe's records. The number of shares (including fractional interests) credited to your account will be shown on each account statement.

          If you wish to pledge shares credited to your account, you must first request EquiServe to issue a stock certificate for the shares. To request a stock certificate, see Question 18.

          Certificates for whole shares purchased with dividends reinvested pursuant to instructions received on Broker and Nominee Authorization Forms will be delivered to the registered holder. See Question 5.

18.       How may I receive a stock certificate?

          You may obtain a certificate at no cost for some or all of the whole shares credited to your account at any time by simply requesting EquiServe to withdraw shares from your program account. You may make such a request by:

          .    calling EquiServe at 1-800-446-2617;

          . accessing your program account through the Internet at EquiServe's website www.equiserve.com;

          .    using the tear-off form attached to the account statement; or

          . sending written notice specifying the number of shares to be withdrawn.

          Certificates will be issued to you and registered in your name. Certificates are normally issued to participants within two business days after receipt of the request. No certificates will be issued for a fractional share of common stock. If you request a certificate for all shares credited to your account, a certificate will be issued for the whole shares and a cash payment will be made for any remaining fractional share. That cash payment will be based upon the then-current market price of the common stock, less any service fee, any applicable brokerage commission and any other costs of sale.

          Withdrawing shares from your account does not affect your dividend reinvestment option. For example, if you authorized the full dividend reinvestment option, cash dividends with respect to shares withdrawn from your account in stock certificate form will continue to be reinvested.

19. May I add my certificate shares of Lockheed Martin common stock to my Lockheed Martin Direct Invest account for safekeeping?

          Yes. You may deposit any Lockheed Martin stock certificate in your possession and registered in your name with EquiServe for credit to your account as book-entry shares at any time, at no cost. Lockheed Martin will pay all fees for this service. The safekeeping feature offers two advantages:

          . the risk associated with loss, theft or destruction of stock certificates is eliminated; otherwise, in the case of a lost or stolen certificate, no sale or transfer may occur until a replacement is obtained, which can be a costly and time-consuming process; and

          . since shares deposited into your account with EquiServe are treated in the same manner as shares purchased through the program, they may be transferred or sold through the program in a convenient and efficient manner.

          To combine shares held in certificate form with shares held through your Lockheed Martin Direct Invest account, you must send your request and your certificates to EquiServe. The certificates should not be endorsed. EquiServe will promptly send you a statement confirming each certificate deposit.

          To insure against loss resulting from mailing certificates to EquiServe, the program provides for mail insurance, free of charge, for certificates valued up to $25,000 current market value (maximum coverage) when mailed first class, using a brown, pre-addressed envelope provided by EquiServe. Envelopes may be obtained by calling EquiServe at 1-800-446-2617. For information about mailing certificates to EquiServe having a current market value in excess of $25,000, you should contact EquiServe. To be eligible for certificate mailing insurance, you must notify EquiServe of any lost certificate claim within 30 calendar days of the date the certificates were mailed. To submit a claim, you must be a participant in Lockheed Martin Direct Invest or you must enroll in the program at the time the insurance claim is processed. Mail insurance covers the replacement of shares of stock, but in no way protects you against any loss resulting from fluctuations in the value of the shares from the time you mail the certificates until the time replacement can be made. If you do not use a brown, pre-addressed envelope provided by EquiServe, you should send your certificates to the address listed in Question 25 by registered mail, return receipt requested, and insured for possible mail loss for 2% of the market value (minimum of $20). This represents the approximate cost to you of replacing certificates if they are lost in the mail.

20.       How may I sell shares I hold through Lockheed Martin Direct Invest?

          Shares held in your Lockheed Martin Direct Invest account can be sold by either calling EquiServe directly at 1-800-446-2617, by accessing your program account through the Internet at EquiServe's website, www.equiserve.com, or by completing and submitting the tear-off portion of your account statement. Upon receipt of a request to sell some or all of your shares, EquiServe will make every effort to process your order on the day it is received. To do so, your instructions must be received before 1:00 p.m. Eastern time on a business day during which EquiServe and the New York Stock Exchange are open. Sales will be made at the then-current market price of the common stock and EquiServe will promptly mail a check to you for the sales proceeds, less a service fee of $10 per sale, plus a brokerage commission of $0.12 per share sold.

          You should be aware that the price of Lockheed Martin common stock may rise or fall during the period between a request for sale, its receipt by EquiServe and the ultimate sale on the open market. Instructions sent to EquiServe to sell shares are binding and may not be rescinded.

21.       Can I transfer shares that I hold in the program to someone else?

          Yes. You may transfer ownership of some or all of your shares held through Lockheed Martin Direct Invest. You may call EquiServe at 1-800-446-2617 for complete transfer instructions. You will be asked to send to EquiServe written transfer instructions. Your signature on the written transfer instructions must be "Medallion Guaranteed" by a financial institution. Most banks and brokers participate in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing is in fact the owner of the participant's shares. A notary is not sufficient.

          You may transfer shares to new or existing Lockheed Martin stockholders. If you transfer less than one whole share, a new Lockheed Martin Direct Invest account may not be opened for the transferee. If the transferee is not already a participant in Lockheed Martin Direct Invest and you transfer more than one whole share, an account will be opened in the name of the transferee and he or she will automatically be enrolled in the program. If the transferee is not already a participant in Lockheed Martin Direct Invest, the account will be enrolled under the full reinvestment option unless you specify differently. The transferee may change the investment option after the transfer has been made as described in Question 23.

22. I've just moved. How can I request a change of address or update other personal data?

          It is important that our records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please call EquiServe at 1-800-446-2617 or write to EquiServe at the address listed in Question 25.

23. How may I change my dividend reinvestment option or discontinue reinvesting my dividends?

          You may change dividend reinvestment options by calling EquiServe directly at 1-800-446-2617, instructing EquiServe in writing at its address listed in Question 25 or by submitting to EquiServe a new election on an enrollment authorization form. To be effective for a specific dividend, any change must be received by EquiServe before the record date for that dividend. See Question 12 for information regarding record dates.

          You may discontinue reinvestment of cash dividends at any time by calling or writing to EquiServe. If EquiServe receives your request to discontinue dividend reinvestment on or after the record date for a dividend, EquiServe may either pay the dividend in cash or reinvest it under the program on the next investment date on your behalf. If reinvested, EquiServe may sell the shares purchased and send the proceeds to you, less any service fee, applicable brokerage commission and any other costs of sale. After processing your request to discontinue dividend reinvestment, any shares credited to your account under Lockheed Martin Direct Invest will continue to be held in book-entry form. Dividends on any shares held in book-entry form, and on any shares you hold in stock certificate form, will be paid in cash by check or direct deposit (at your option). To receive cash dividends by direct deposit, see Question 24.

24.       May I receive dividend payments by direct deposit?

          Yes. Through the program's direct deposit feature, instead of receiving dividend checks, you may elect to have your cash dividends paid by electronic funds transfer to your U.S. bank account on the dividend payment date. To receive dividends by direct deposit, you must complete, sign and return to EquiServe an authorization form for direct deposit. You may obtain this form by calling EquiServe directly at 1-800-870-2340.

          Authorization forms for direct deposit will be processed and will become effective as promptly as practicable after receipt of the form by EquiServe. You may change your designated bank account for direct deposit or discontinue this feature at any time by submitting to EquiServe a new authorization form for direct deposit or by written instruction to EquiServe.

25.       Who administers Lockheed Martin Direct Invest?  How do I contact them?

          EquiServe Trust Company, N.A. directs the purchase of and credits participants' accounts with shares of Lockheed Martin common stock acquired under the program, keeps records, sends statements of account activity to participants and performs other related duties.

          You may contact EquiServe by writing to:

                         Lockheed Martin Direct Invest
                                 c/o EquiServe
                                 P.O. Box 2598
                      Jersey City, New Jersey 07303-2598

          You may contact EquiServe toll-free at one of the telephone numbers listed below:

          .    Stockholder customer service, including sale of shares:
               1-800-446-2617 (within the U.S. and Canada) and 1-201-324-0498
               (outside the U.S. and Canada)

          . New investors requesting program material: 1-888-548-7701 (available 24 hours a day, 7 days a week) and TDD: 1-201-222-4955 (a telecommunications device for the hearing impaired is available)

          You may also contact EquiServe via the Internet. EquiServe's Internet address is www.equiserve.com. Messages sent via the Internet will be responded to promptly. At EquiServe's website, you can access your share balance, sell shares, request a stock certificate, and obtain online forms and other information about your account. To get access, you will require a password which will be sent to you, or you can request your password by calling toll-free 1-877-THE-WEB7 (1-877-843-9327).

26.       What reports will I receive?

          Easy to read statements of your calendar year-to-date account activity will be sent to you after each transaction, which will simplify your record keeping. Each account statement will show the amount invested, the purchase or sale price, the number of shares purchased or sold and any applicable service fees, as well as any activity associated with share deposits or withdrawals. Please notify EquiServe promptly either in writing or by telephone if your address changes. In addition, you will receive copies of the same communications sent to all other holders of Lockheed Martin common stock, such as annual reports and proxy statements. You will also receive any Internal Revenue Service information returns, if required.

          Please retain all account statements for your records. The statements contain important tax and other information.

27. What if Lockheed Martin issues a stock dividend or declares a stock split?

          Any stock dividends or split shares of Lockheed Martin common stock distributed by Lockheed Martin on shares credited to your account or on shares held by you in the form of stock certificates will be credited to your account. You will receive a statement indicating the number of shares or dividends earned as a result of the transaction.

28.       How do I vote my program shares at stockholders' meetings?

          In connection with any meeting of Lockheed Martin stockholders, you will receive proxy materials, including a proxy card representing both the shares for which you hold physical certificates and the whole shares held credited to your Lockheed Martin Direct Invest account. Fractional shares will not be voted. You may vote your shares in accordance with the instructions provided in the proxy materials.

29.       Can Lockheed Martin Direct Invest be changed?

          While Lockheed Martin Direct Invest is intended to continue indefinitely, Lockheed Martin reserves the right to suspend or terminate the program at any time. Lockheed Martin also reserves the right to make modifications to the program. You will be notified of any such suspension, termination or modification.

          EquiServe also may terminate your Lockheed Martin Direct Invest account if you do not own at least one whole share. In the event that your program account is terminated for this reason, a check for the cash value of the fractional share based upon the then-current market price, less any service fee, any brokerage commission and any other costs of sale will be sent to you and your account will be closed.

          Any questions of interpretation that may arise under the program will be determined by Lockheed Martin and Lockheed Martin's determination will be final.

30. What are the responsibilities of Lockheed Martin and EquiServe under the program?

          Neither Lockheed Martin nor EquiServe will be liable for any act or omission to act, which was done in good faith, including any claim of liability arising out of the failure to cease reinvestment of dividends for a participant's account upon the participant's death prior to receipt of notice in writing of the death along with a request to cease dividend reinvestment from a qualified representative of the deceased, the prices at which shares are purchased or sold for participants' accounts, the times when purchases or sales are made, or fluctuations in the market value of Lockheed Martin common stock.

          You should recognize that neither Lockheed Martin nor EquiServe can assure you of a profit or protect you against a loss on shares purchased through the program.

          Although Lockheed Martin currently contemplates the continuation of quarterly dividends, the payment and amount of dividends is subject to the discretion of Lockheed Martin's Board of Directors and will depend upon future earnings, the financial condition of Lockheed Martin and other factors.

31. What are the federal income tax consequences of participating in the program?

          This is a general discussion of the U.S. federal income tax consequences of the program. You should consult your own tax advisor with respect to the tax consequences of participation in the program (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to your particular situation.

          Cash dividends reinvested under the program will be taxable for U.S. federal income tax purposes as having been received by you even though you have not actually received them in cash. The total amount of dividends paid to you during the year, whether or not they are reinvested, will be reported to you and the U.S. Internal Revenue Service shortly after the close of each year.

          In addition, when EquiServe purchases shares for your account on the open market rather than directly from Lockheed Martin, you must include in your gross income, as an additional dividend, your allocable share of any brokerage commissions paid by Lockheed Martin. This amount will be reported to you and the U.S. Internal Revenue Service on IRS Form 1099-DIV shortly after the end of each year. Your tax basis in these shares will be the cost of the shares plus your allocable share of brokerage commissions paid by Lockheed Martin.

          You will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to your program account or the withdrawal of whole shares from your account. You will, however, generally realize gain or loss upon the receipt of cash for a fractional share credited to your account. You will also realize gain or loss when shares are sold. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis in the shares (generally, the amount you paid for the shares, plus allocable brokerage commissions paid by Lockheed Martin). In order to determine the tax basis for shares in your account, you should retain all account statements.

          If you are a nonresident foreign stockholder whose dividends are subject to U.S. federal income tax withholding, the amount of the tax to be withheld will be deducted from the amount of dividends to determine the amount of dividends to reinvest.

          Dividends paid on shares in the program accounts may be subject to "the backup withholding" provisions of the Internal Revenue Code. If you fail to furnish a properly completed Form W-9 or its equivalent or are otherwise subject to backup withholding, EquiServe must withhold and pay over to the Internal Revenue Service 31% from the amount of dividends, the proceeds of the sale of a fractional share and the proceeds of any sale of whole shares, unless you are exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code.

                      WHERE YOU CAN FIND MORE INFORMATION

          Lockheed Martin files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC's web site at http://www.sec.gov. You also may read and copy any document Lockheed Martin files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about their public reference rooms, including copy charges. You also can obtain information about Lockheed Martin from the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. Lockheed Martin incorporates by reference the documents listed below, which we already have filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of the initial filing of the registration statement and until we sell all of the shares of Lockheed Martin common stock offered by this prospectus:

          (1) our annual report on Form 10-K for the year ended on December 31, 1999, filed on March 9, 2000;

          (2) our quarterly report on Form 10-Q for the quarter ended on March 31, 2000, filed on May 5, 2000;

          (3) our current reports on Form 8-K, filed on January 31, 2000, April 4, 2000, April 5, 2000, April 28, 2000, July 7, 2000, July 19,
               2000,  July 26, 2000 and August 2, 2000; and

          (4) the description of our common stock in our registration statement on Form 8-B/A, filed on March 9, 1995.

          You may read or copy these documents through our web site at http://www.lockheedmartin.com. You may request a copy of these filings at no cost, by writing or calling us at the following address:

                          Lockheed Martin Corporation
                             6801 Rockledge Drive
                           Bethesda, Maryland 20817
                                (301) 897-6000
                        Attention: Corporate Secretary

          You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of those documents. You may also obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the common stock. The registration statement may contain additional information that may be important to you.

                                USE OF PROCEEDS

          Lockheed Martin will receive proceeds from the purchase of Lockheed Martin common stock through the program only to the extent that such purchases are made directly from Lockheed Martin, and not from open market purchases by EquiServe. Any proceeds received by us (which cannot be estimated), will be used for general corporate purposes.

                                LEGAL OPINIONS

          The legality of the common stock covered by this prospectus has been passed upon for Lockheed Martin by Marian S. Block, Esq., Vice President and Associate General Counsel, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, Maryland 20817.

                                    EXPERTS

          Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered. All amounts shown (other than the SEC registration fee) are estimates subject to future contingencies.

SEC Registration Fee..............................................  $    7,384
Legal Fees and Expenses...........................................      35,000
Printing and Distribution of Prospectus...........................     155,000
Accounting Fees and Expense.......................................     100,000
Miscellaneous Expenses............................................      10,000
                                                                     ---------

Total.............................................................  $  307,384
                                                                     =========

Item 15.  Indemnification of Directors and Officers

     The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant. Under the Maryland General Corporation Law, unless limited by charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of competent jurisdiction.

     Article XI of the charter of the Registrant limits the liability of directors and officers to the fullest extent permitted by the Maryland General Corporation Law. Article XI of the charter of the Registrant also authorizes the Registrant to adopt by-laws or resolutions to provide for the indemnification of directors and officers. Article VI of the By-laws of the Registrant provides for the indemnification of the Registrant's directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, the Registrant's directors and officers are covered by certain insurance policies maintained by the Registrant.

Item 16.  Exhibits


      Exhibit No.               Description
      -----------               -----------

         5.1 Opinion of Marian S. Block, Vice President and Associate General Counsel of Lockheed Martin Corporation

         23.1 Consent of Marian S. Block, Vice President and Associate General Counsel of Lockheed Martin Corporation (included in Exhibit 5.1)

         23.2            Consent of Ernst & Young LLP, Independent Auditors

         24.1            Powers of Attorney

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on August 4, 2000.

                              LOCKHEED MARTIN CORPORATION


                                   /s/ Marian S. Block
                              BY:  ----------------------
                                   Marian S. Block
                                   Vice President and Associate General Counsel


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                          TITLE                            DATE
          ---------                          -----                            ----
/s/ Vance D. Coffman                Chairman, Chief Executive              July 20, 2000
---------------------                 Officer and Director
Vance D. Coffman*                 (Principal Executive Officer)

/s/ Robert J. Stevens              Executive Vice President and            July 20, 2000
---------------------                 Chief Financial Officer
Robert J. Stevens*                (Principal Financial Officer)

/s/ Christopher E. Kubasik        Vice President and Controller            July 20, 2000
--------------------------        (Principal Accounting Officer)
Christopher E. Kubasik*



     The registration statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

          Norman R. Augustine*      Caleb B. Hurtt*
          Marcus C. Bennett*        Gwendolyn S. King*
          Lynn V. Cheney*           Eugene F. Murphy*
          Vance D. Coffman*         Frank Savage*
          James F. Gibbons*         James R. Ukropina*
          Edward E. Hood, Jr.*      Douglas C. Yearley*
          Louis R. Hughes*


     /s/ Marian S. Block
*By: -------------------     August 4, 2000
     Marian S. Block
     (Attorney-in-fact**)

**By authority of Powers of Attorney filed with this Registration Statement.

                                   EXHIBIT INDEX

Exhibit No.                         Description
-----------                         -----------

    5.1 Opinion of Marian S. Block, Vice President and Associate General Counsel of Lockheed Martin Corporation

    23.1 Consent of Marian S. Block, Vice President and Associate General Counsel of Lockheed Martin Corporation (included in Exhibit 5.1)

    23.2        Consent of Ernst & Young LLP, Independent Auditors

    24.1        Powers of Attorney